UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 19, 2009

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or other jurisdiction of incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
On August 19, 2009, Cameron International Corporation (the "Company") issued a press release announcing that its Board of Directors approved an amendment (the “Amendment”) to the Rights Agreement, dated as of October 1, 2007, between the Company and Computershare Trust Company, N.A. as Rights Agent.  The Amendment accelerates the expiration of the Company’s preferred stock purchase rights (the “Rights”) from the close of business on October 31, 2017 to the close of business on August 31, 2009.  On August 20, 2009, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware which has the effect of eliminating from the Company’s Certificate of Incorporation all references to the Series B Junior Participating Preferred Stock of the Company and returning these shares to the status of undesignated shares of authorized Preferred Stock of the Company.

Item 1.02	Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 of this Current Report on Form 8 K is hereby incorporated by reference in Item 1.02.

Item 3.03	Material Modifications to Rights of Security Holders.
The information set forth under Item 1.01 of this Current Report on Form 8 K is hereby incorporated by reference in Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth under Item 1.01 of this Current Report on Form 8 K is hereby incorporated by reference in Item 5.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Form of Amendment to Rights Agreement dated as of August 20, 2009, between Cameron International Corporation and Computershare Trust Company, N.A.
99.1	Press Release dated August 19, 2009 -- Cameron Terminates Rights Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date:  August 21, 2009

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Form of Amendment to Rights Agreement dated as of August 20, 2009, between Cameron International Corporation and Computershare Trust Company, N.A.
99.1	Press Release dated August 19, 2009 -- Cameron Terminates Rights Plan.